Exhibit 99.1

Soluna Announces Fourth Expansion with Blockware, Surpassing 17 MW of Total Capacity

New 3.3 MW deployment marks Blockware’s first presence at Project Dorothy 1B

ALBANY, NY, April 21, 2026 – Soluna Holdings, Inc. (“Soluna” or the “Company”) (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, today announced a new expansion of its partnership with Blockware. The agreement adds 3.3 MW of capacity at Soluna’s Project Dorothy 1B site in West Texas. This marks Blockware’s fourth expansion with Soluna and its first deployment at Project Dorothy 1B.

With this latest addition, Blockware becomes the first customer signed at Dorothy 1B, a 25 MW data center co-located with and powered by the Briscoe Wind Farm. Soluna recently acquired the Briscoe Wind Farm in a $53 million transaction, enabling full vertical integration between its energy generation and data center operations. Across all sites, Blockware’s total deployed capacity with Soluna now exceeds 17 MW.

“We’re excited to expand our partnership with Blockware for the fourth time and bring them to a new site,” said John Belizaire, CEO of Soluna. “As we scale, we remain focused on delivering reliable, renewable-powered infrastructure for AI and Bitcoin mining.”

This announcement follows a February expansion in which Soluna added 6 MW of capacity for Blockware at its Dorothy 1A site in West Texas. Deployment for this most recent project began in March and supports Soluna’s model of delivering behind-the-meter digital infrastructure that converts surplus renewable energy into high-performance computing.

“As Blockware’s capacity needs continue to grow, Soluna has consistently delivered,” said Mason Jappa, CEO of Blockware. “Their ability to launch new sites allows us to deepen our partnership and scale alongside them.”

Following its acquisition of the Briscoe Wind Farm, which powers all Project Dorothy sites, Soluna has also announced plans to develop Project Dorothy 3 at the same campus. The Company expects to share additional updates as development progresses.

For more information about Soluna and its projects, visit solunacomputing.com.

Safe Harbor Statement by Soluna

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding Soluna’s expectations with respect to the deployment timeline of the additional capacity at Project Dorothy 1B, development of Project Dorothy 3, and other statements that are predictive in nature. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” and similar statements. Soluna may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (“SEC”), in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of the press release, and Soluna undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The Company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

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Soluna regularly posts important information on its website and encourages investors and potential investors to consult the Soluna investor relations and investor resources sections of its website regularly.

About Blockware

Blockware Solutions, LLC (“BWS”) is an American company specializing in blockchain infrastructure and cryptocurrency mining services. Founded in 2017 and headquartered in Houston, Texas, Blockware Solutions provides comprehensive solutions, including mining hardware sales, secure data center hosting, and blockchain investment advisory services. The company also operates a large-scale network of mining farms and contributes to the decentralization of the Bitcoin network. Leveraging its technical expertise and commitment to transparency, Blockware helps individuals and institutions grow their digital asset businesses. For more information, visit www.blockwaresolutions.com.

Contact

Public Relations

West of Fairfax for Soluna

Soluna@westof.co